                                  Exhibit 21
                                  ----------

                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

The following table sets forth subsidiaries of Life Technologies, Inc. which are included in the consolidated financial statements.


                                         Percentage                Jurisdiction in
                                            of                   Which Incorporated
             Name                        Ownership                   or Organized
------------------------------------------------------------------------------------
Canadian Life Technologies, Inc.            100%                 Ontario
Laboratory Services Ltd.                    100%                 New Zealand
Life Technologies A.G.                      100%  (A)            Switzerland
Life Technologies A.S.                      100%                 Denmark
Life Technologies B.V.                      100%  (A)            Netherlands
Life Technologies Foreign Sales Corp.       100%                 U.S.Virgin Islands
Life Technologies Holdings, Unlimited       100%                 Scotland
Life Technologies GmbH                      100%  (A)            Germany
Life Technologies Investment Holdings,Inc.  100%                 Delaware, USA
Life Technologies Italia S.r.l.             100%                 Italy
Life Technologies Ltd.                      100%  (B)            Scotland
Life Technologies Ltd.                      100%                 New Zealand
Life Technologies Overseas Ltd.             100%  (B)            Scotland
Life Technologies (Pacific) Ltd.            100%                 Hong Kong
Life Technologies Pty. Ltd.                 100%                 Australia
Life Technologies S.A.R.L.                  100%  (A)            France
Life Technologies Asia Pacific Inc.         100%                 Delaware, USA
N.V. Life Technologies S.A.                 100%  (A)            Belgium
Serum Technologies Holdings, Inc.           100%                 Delaware, USA
Life Technologies Sweden AB                 100%                 Sweden
Life Technologies S.A.                      100%                 Spain
Life Technologies Uruguay, S.A.             100%                 Uruguay
Custom Primers, Inc.                        100%                 California, USA
Life Technologies Oriental K.K.              80%                 Japan
Life Technologies GIBCO BRL Co., Ltd.        51%                 Republic of China,
                                                                 (Taiwan)

 (A)  Owned by Life Technologies Overseas Ltd.
 (B)  Owned by Life Technologies Holdings, Unlimited

                                      E-7